EXHIBIT 99.3

j2 GLOBAL COMMUNICATIONS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On December 3, 2010, j2 Global Communications, Inc. (“j2 Global”) completed its acquisition of Protus IP Solutions, Inc. (“Protus”) for a purchase price of approximately $211.8 million plus assumed liabilities, (the “Acquisition”).  The following unaudited pro forma condensed combined balance sheet as of September 30, 2010 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2010 and for the year ended December 31, 2009 are based on the historical financial statements of j2 Global and Protus using the acquisition method of accounting.

The unaudited condensed combined pro forma balance sheet as of September 30, 2010 gives effect to the Acquisition as if it had occurred on September 30, 2010, and includes all adjustments that give effect to events that are directly attributable to the Acquisition and are factually supportable.  The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2009 and the nine months ended September 30, 2010 give effect to the Acquisition as if it had occurred on January 1, 2009, and include all adjustments that give effect to events that are directly attributable to the Acquisition, are expected to have a continuing impact, and are factually supportable.

The unaudited pro forma condensed combined financial statements are presented for informational purposes only and are not intended to represent or to be indicative of the results of operations or financial position that j2 Global would have reported had the Acquisition been completed as of the dates set forth in the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements reflect management’s preliminary estimates of the fair values of tangible and intangible assets acquired and liabilities assumed.  Upon completion of the Acquisition, management may make additional adjustments, and these valuations could change significantly from those used in the pro forma condensed combined financial statements.

These unaudited pro forma condensed combined financial statements should be read in conjunction with j2 Global’s historical consolidated financial statements and notes thereto contained in j2 Global’s Annual Report on Form 10-K for the year ended December 31, 2009, j2 Global’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2010, j2 Global’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission on December 6, 2010, Protus’ historical financial statements and notes thereto for the periods ended December 31, 2009 and 2008 and for each of the three years in the period ended December 31, 2009 contained herein as Exhibit 99.1 and historical unaudited consolidated financial statements as of and for the nine months ended September 30, 2010 and 2009 contained herein as Exhibit 99.2.

j2 GLOBAL COMMUNICATIONS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2010
(in thousands)

	j2 Global	Protus	Pro Forma		j2 Global
	Historical	Historical	Adjustments		Pro Forma
ASSETS
Cash, cash equivalents and short-term investments	$228,898	$33,581	$(210,142)	A	$59,108
			28,733	A
			(1,060)	B
			(20,902)	C
Accounts receivable, net	13,170	1,864	-		15,034
Prepaid expenses and other current assets	9,090	919	-		10,009
Total current assets	251,158	36,364	(203,371)		84,151

Long-term investments	43,406	-	(28,733)	A	14,673
Property and equipment, net	11,413	4,823	(1,765)	F	14,471
Goodwill	113,130	5,117	(5,117)	E	279,499
			166,369	D
Other purchased intangibles, net	44,848	8,997	(8,997)	E	96,893
			52,045	G
Other assets	10,049	95	-		10,144
Total assets	$474,004	$55,396	$(29,569)		$499,831

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable, accrued expenses, and other current liabilities	$21,539	$8,193	$-		$29,732
Deferred revenue	12,349	4,353	-		16,702
Total current liabilities	33,888	12,546	-		46,434

Liability for uncertain tax positions	36,088	-	-		36,088
Deferred income taxes, and other long term liabilities	-	2,417	10,299	J	12,716
Other long-term liabilities	3,349	3	1,622	H	4,974
Total liabilities	73,325	14,966	11,921		100,212

Stockholders’ equity:
Preferred shares	-	8,619	(8,619)	I	-
Common stock, $0.01 par value	534	10,231	(10,231)	I	534
Additional paid-in-capital	158,345	759	(759)	I	158,345
Treasury stock, at cost	(112,671)	-	-		(112,671)
Retained earnings	354,286	20,821	(20,821)	I	353,226
			(1,060)	B
Accumulated other comprehensive income (loss)	185	-	-		185
Total stockholders’ equity	400,679	40,430	(41,490)		399,619
Total liabilities and stockholders’ equity	$474,004	$55,396	$(29,569)		$499,831

j2 GLOBAL COMMUNICATIONS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010
(in thousands, except per share amounts)

	j2 Global	Protus	Pro Forma		j2 Global
	Historical	Historical	Adjustments		Pro Forma

Revenues:
Subscriber	$182,173	$54,361	-		$236,534
Other	2,196	-	-		2,196
	184,369	54,361	-		238,730
Cost of revenues	31,378	9,744	-		41,122
Gross profit	152,991	44,617	-		197,608
Operating expenses:
Sales and marketing	32,327	10,125	-		42,452
Research, development and engineering	8,810	1,955	-		10,765
General and administrative	34,263	22,861	1,104	G	57,785
			(443)	F
Total operating expenses	75,400	34,941	661		111,002
Operating earnings	77,591	9,676	(661)		86,606
Other income/(expense)	-	(101)	-		(101)
Interest income/(expense)	1,750	90	(1,457)	K	383
Earnings before income taxes	79,341	9,665	(2,118)		86,888
Income tax expense	23,161	3,175	(798)	J	25,538
Net earnings	$56,180	$6,490	$(1,320)		$61,350

Net earnings per common share:
Basic	$1.26				$1.38
Diluted	$1.23				$1.34
Weighted average shares outstanding:
Basic	44,488,561				44,488,561
Diluted	45,738,389				45,738,389

j2 GLOBAL COMMUNICATIONS INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2009
(in thousands, except per share amounts)

	j2 Global	Protus	Pro Forma		j2 Global
	Historical	Historical	Adjustments		Pro Forma

Revenues:
Subscriber	$241,922	$61,397	-		$303,319
Other	3,649	-	-		3,649
	245,571	61,397	-		306,968
Cost of revenues	44,730	11,612	-		56,342
Gross profit	200,841	49,785	-		250,626
Operating expenses:
Sales and marketing	37,006	10,657	-		47,663
Research, development and engineering	11,657	2,089	-		13,746
General and administrative	45,275	23,183	2,411	G	70,278
			(591)	F
Loss on disposal of long-lived asset	2,442	-	-		2,442
Total operating expenses	96,380	35,929	1,820		134,129
Operating earnings	104,461	13,856	(1,820)		116,497
Other-than-temporary impairment losses	(9,343)	-	-		(9,343)
Other income/(expense)	-	268	-		268
Interest income/(expense)	2,661	545	(2,661)	K	545
Earnings before income taxes	97,779	14,669	(4,481)		107,967
Income tax expense	30,952	4,595	(1,671)	J	33,876
Net earnings	$66,827	$10,074	$(2,810)		$74,091

Net earnings per common share:
Basic	$1.52				$1.69
Diluted	$1.48				$1.64
Weighted average shares outstanding:
Basic	43,936,194				43,936,194
Diluted	45,138,001				45,138,001

j2 GLOBAL COMMUNICATIONS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Description of the Transaction and Basis of Presentation

The unaudited pro forma condensed combined financial statements have been prepared based on j2 Global’s and Protus’ historical financial information, giving effect to the Acquisition and related adjustments described in these notes. Protus prepares its consolidated financial statements in accordance with Canadian generally accepted accounting principles, which differs in several respects from US generally accepted accounting principles (“U.S. GAAP”). For purposes of preparing the unaudited pro forma condensed combined financial statements, Protus’ financial information has been restated to conform to U.S. GAAP. Certain note disclosures normally included in the financial statements prepared in accordance with U.S. GAAP have been condensed or omitted as permitted by the Securities and Exchange Commission rules and regulations. Protus historically reported its financial statements in its local currency, the Canadian dollar. In order to present the pro forma financial information in U.S. dollars, Protus’ balance sheet has been translated using the spot rate at September 30, 2010, and each of Protus’ statement of operations has been translated using the average rate for the applicable period.

j2 Global accounts for business combinations in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 805, “Business Combinations.” The purchase price for the Acquisition has been allocated to the assets and liabilities acquired based on a preliminary valuation of their respective fair values and may change when the final valuation of certain intangible assets and acquired working capital is determined.

Pro Forma Footnotes

A.	Reflects the sources of cash consideration paid for the Acquisition, as follows (in thousands):

Proceeds from cash on hand and the sale of short term investments	$181,409
Proceeds from the sale of long term investments	28,733
Total cash consideration for the Acquisition	$210,142

B.
Reflects the payment of estimated transaction costs related to the Acquisition of $1.1 million. The impact of estimated transaction costs has not been reflected in the unaudited pro forma condensed combined statement of operations since these costs are expected to be nonrecurring in nature.

C.
Reflects a distribution to former Protus shareholders representing cash amounts in excess of the $3 million CAD (or US$2,916,000) minimum closing working capital requirement specified in the Share Sale and Purchase Agreement, calculated as follows (in thousands):

Working capital at September 30, 2010:
Current assets	$36,364
Less: Current liabilities	(12,546)
Working capital	$23,818
Less: Minimum working capital	(2,916)
Pro forma distribution to Protus shareholders prior to Acquisition	$20,902

D.	Reflects the preliminary purchase price allocation and recognition of goodwill arising from the Acquisition as follows (in thousands):

Cash consideration	$210,142
Assumed liabilities	26,888
Total purchase price	$237,030

Less: Estimated fair value of assets acquired:
Current Assets	$(15,462)
Depreciable Fixed Assets and Other Assets	(3,154)
Technology	(2,534)
Customer Relationships	(23,959)
Non-Competition Agreement	(1,427)
Trade Name	(24,125)
Goodwill	$166,369

E.	Reflects the elimination of Protus’ historical goodwill and intangible assets

F.	Reflects fair value adjustments for fixed assets and related pro forma depreciation expense adjustments, as follows (in thousands):

					Pro forma decrease to depreciation expense
	Historical amounts	Fair value	Fair value adjustment	Useful lives	For the nine months ended September 30, 2010	For the twelve months ended December 31, 2009
Computer equipment	$4,150	$2,394	$(1,756)	3 years	$439	$585
Leasehold improvements	673	664	(9)	1.5 years	4	6
Total	$4,823	$3,058	$(1,765)		$443	$591

G.	Reflects fair value adjustments for identifiable intangible assets and related amortization expense adjustments, as follows (in thousands):

			Pro forma amortization expense
	Fair value	Amortization period	For the nine months ended September 30, 2010	For the twelve months ended December 31, 2009
Customer relationships	$23,959	7 years	$2,567	$3,423
Trade name	24,125	Indefinite	-	-
Technology	2,534	6 years	317	422
Non-compete agreements	1,427	3 years	356	476

Total	$52,045		$3,240	$4,321
Historical amortization expense			(2,136)	(1,910)
Increase to pro forma amortization expense			$1,104	$2,411

H.	Reflects the fair value of Protus’ litigation liabilities assumed by j2 Global in connection with the Acquisition.

I.	Reflects the elimination of Protus’ historical shareholders’ equity balances.

J.	Reflects the tax impact of the Acquisition based on the statutory rates in effect during the nine months ended September 30, 2010, and the year ended December 31, 2009.

K.
Reflects the elimination of interest income for the year ended December 31, 2009 and the reduction of interest income for the nine months ended September 30, 2010 related to interest income earned on cash consideration for the Acquisition.  As of January 1, 2009, j2 Global did not have sufficient cash and investments on hand to fund the Acquisition. Accordingly, the pro forma unaudited combined statement of operations for the year ended December 31, 2009 reflects the elimination of all interest income recognized on j2 Global’s cash and investments.  Interest income in the pro forma unaudited combined statement of operations for the nine months ended September 30, 2010 reflects a reduction of $1.5 million, representing the interest earned on the $210.1 million cash consideration for the Acquisition at an average interest rate of 0.7%